Exhibit 24.2

POWER OF ATTORNEY

I, Richard Srednicki, a director of Affinion Group Holdings, Inc. (the “Company”), hereby constitute and appoint Nathaniel J. Lipman, Thomas A. Williams and Todd H. Siegel and each of them singly, my true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for me and in my name in the capacities indicated below the registration statement on Form S-1 filed with the Securities and Exchange Commission on June 27, 2007 (Registration No. 333-144099), and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ Richard Srednicki	Director	September 20, 2007
Richard Srednicki